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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports dated March 6, 1997 appearing on pages F-2 and F-34 of Terex Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Terex Corporation of our report dated May 22, 1997 relating to the combined financial statements of Simon Telelect, Inc. and subsidiaries, Simon Aerials Inc. and subsidiaries, Simon-Cella, S.r.1, Sim-Tech Management Limited, Simon Aerials Limited and Simon-Tomen Engineering Company Limited (collectively, "Simon Access"), which appears in the Current Report on Form 8-K/A of Terex Corporation dated May 22, 1997.


We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP


Stamford, Connecticut

July 14, 1997